Execution Version
AMENDMENT NO. 5
This AMENDMENT NO. 5, dated as of April 27, 2021 (this “Amendment”), amends the Second Amended and Restated Credit Agreement, dated as of March 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among CNX Resources Corporation (the “Borrower”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) and as collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment.
WITNESSETH
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, PNC Capital Markets LLC is acting as lead arranger and joint bookrunner for this Amendment.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:
1.Redetermination. From and after the Redetermination Effective Date (as defined below) to the date of the next redetermination of the Borrowing Base pursuant to Section 2.9 of the Credit Agreement, the Borrowing Base shall be $1,775,000,000.
2.Credit Agreement Amendments. Effective as of the Amendment No. 5 Effective Date, the Credit Agreement is hereby amended as follows:
(a)The definition of “Permitted Commodity Swap Agreement” is hereby amended and restated as follows:

““Permitted Commodity Swap Agreement” shall mean any commodity Swap Agreement which (1) any Loan Party enters into with or through a counterparty that, or a counterparty whose credit support provider under the Swap Agreement, has a credit rating of at least “BBB+” by S&P or “Baa1” by Moody’s at the time such Swap Agreement is entered into (an “Approved Counterparty”), together with the confirmations which such Loan Party may hereafter enter into with or through such counterparty covering, in the aggregate, among all such Swap Agreements, not more than 85% (the “Swap Cap”) of the forecasted production from Proved Reserves (as reflected in the most recent Reserve Report delivered to the Administrative Agent) for the remainder of the calendar year in which such Swap Agreements became effective plus the next five (5)

calendar years or (2) any Loan Party enters into with or through a counterparty where the Swap Agreement is in the nature of basis differential, commodity floors or puts on up to 100% of forecasted production from Proved Reserves (as reflected in the most recent Reserve Report delivered to the Administrative Agent) to be produced by or for the benefit of the Loan Parties for the remainder of the calendar year in which such Swap Agreements became effective plus the next five (5) calendar years; provided that (a) in the case of either clause (1) or (2) the tenor of any such Swap Agreement shall not be longer than the remainder of the calendar year in which such Swap Agreement became effective plus the next six (6) calendar years and (b) in addition to the limitations set forth above, the total volumes for Swap Agreements with respect to any period beyond the remainder of the calendar year in which such Swap Agreements became effective plus the next five (5) calendar years shall not exceed 25% of forecasted production from Proved Developed Producing Reserves (as reflected in the most recent Reserve Report delivered to the Administrative Agent) for the sixth (6th) calendar year following the calendar year in which such Swap Agreements became effective.”
(b)Section 8.2.12(b) is hereby amended and restated as follows:
“(b)    Notwithstanding the foregoing, any Loan Party may enter into Swap Agreements with an Approved Counterparty (such Swap Agreements being “Acquisition Swap Agreements”) in anticipation of the acquisition of Oil and Gas Properties in a transaction not prohibited by this Agreement (any such Oil and Gas Properties being referred to herein as the “Target Oil and Gas Properties”) if (x) the Borrower or a Restricted Subsidiary has entered into a definitive purchase and sale agreement for such Target Oil and Gas Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed a period of, beginning on the expected closing date of such acquisition equal to the remainder of the calendar year in which such Acquisition Swap Agreements are entered into, plus the next six (6) calendar years and (z) the notional volumes hedged pursuant to any such Acquisition Swap Agreement (when aggregated with notional volumes hedged pursuant to all other Acquisition Swap Agreements then in effect other than swaps covering basis differential, puts or floors, in each case on volumes already hedged pursuant to other Acquisition Swap Agreements) do not exceed, as of the date such Acquisition Swap Agreement is executed, 100% of the reasonable anticipated projected production from all Oil and Gas Properties constituting Target Oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as Proved Reserves for each month of the remainder of the calendar year in which such Acquisition Swap Agreements became effective (beginning on the expected closing date of such acquisition) plus the next five (5) calendar years for each of crude oil and natural gas, calculated separately; provided that (i) should the acquisition fail to close, all derivative transactions associated with the new acquisition will be unwound or otherwise terminated so that the Borrower is in compliance with the hedging restrictions set forth above (such unwinding/termination to be completed within 60 days of the date of the termination of the purchase and sale agreement or such later date as determined by the Administrative Agent in its sole discretion) and (ii) in addition to the limitations set forth above, the total volumes for Acquisition Swap Agreements with respect to any period beyond the remainder of the calendar year in which such Acquisition Swap Agreements became effective plus the next five (5) calendar years shall not exceed 25% of the reasonable anticipated projected production from all Oil and Gas Properties constituting Target Oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as Proved Developed Producing Reserves for the sixth (6th) calendar year following the calendar year in which such Acquisition Swap Agreements became effective.”
3.Conditions Precedent.
(a)Redetermination Effective Date. Section 1 of this Amendment shall be effective upon receipt by the Administrative Agent consents to the redetermination of the Borrowing Base, in a form reasonably satisfactory to the Administrative Agent, from the Required Borrowing Base Lenders (the date of such effectiveness, the “Redetermination Effective Date”).
(b)Amendment No. 5 Effective Date. Section 2 of this Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 5 Effective Date”):
(i)Execution and Delivery of Amendment. The Borrower, the Guarantors and the Agents shall have executed and delivered this Amendment and (ii) the Administrative Agent shall have received consents to this Amendment, in a form reasonably satisfactory to the Administrative Agent, executed and delivered by the Required Lenders.
(ii)Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 5 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (i) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing; since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower, dated the Amendment No. 5 Effective Date and signed by a Responsible Officer or Authorized Officer of the Borrower, to each such effect.

(iii)Fees and Expenses. All fees and expenses payable on or before the Amendment No. 5 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
4.Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement (as amended by this Amendment) and the other Loan Documents. All references to the Credit Agreement in any Loan Document, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms that, after giving effect to this Amendment, (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith is not intended to, and shall not, constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect immediately prior to the Amendment No. 5 Effective Date.
5.Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
6.Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.
7.Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to such subject matter. For the avoidance of doubt, there are no unwritten oral agreements among the parties hereto. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.
8.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CNX RESOURCES CORPORATION
By:
Name:
Title:

GUARANTORS:

CNX GAS COMPANY LLC
CNX GAS LLC
CNX GATHERING LLC
CNX LAND LLC
CNX RESOURCE HOLDINGS LLC
CNX WATER ASSETS LLC
POCAHONTAS GAS LLC
CNX GAS HOLDINGS, INC.

By:
Name:
Title:
[Signature Page to Amendment No. 5 to CNX Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent and as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 5 to CNX Credit Agreement]